Exhibit 99.1

Brookfield Reinsurance to Acquire Argo in $1.1 Billion Transaction

Argo Shareholders to Receive $30.00 per Share in Cash

BROOKFIELD, NEWS, FEBRUARY 8, 2023 – Brookfield Reinsurance (NYSE, TSX:BNRE) and Argo Group International Holdings, Ltd. (“Argo”) (NYSE: ARGO) today announced they have entered into a definitive merger agreement whereby Brookfield Reinsurance will acquire Argo in an all-cash transaction valued at approximately $1.1 billion.

Sachin Shah, Chief Executive Officer of Brookfield Reinsurance, said, “The acquisition of Argo represents another milestone in the continued expansion of our insurance solutions business. Argo’s leading U.S. specialty platform adds a foundational piece to our expanding U.S. P&C operations. We look forward to partnering with the Argo team to support the growth of its core businesses, build on its strong franchise, and deliver value for policyholders.”

Thomas A. Bradley, Argo’s Executive Chairman and Chief Executive Officer, said, “This transaction brings a successful conclusion to Argo’s strategic alternatives review process and represents the best path forward for Argo, our employees and policyholders while also maximizing value for our shareholders. By joining Brookfield Reinsurance, Argo will continue to serve our brokers with greater financial strength and opportunities to grow as a U.S.-focused specialty insurer.”

As part of the agreement, each issued and outstanding Argo common share will be converted into the right to receive $30.00 in cash at closing of the merger, funded by existing cash on hand and liquidity available to Brookfield Reinsurance. The merger consideration per Argo common share represents a 6.7% premium to Argo’s closing share price on February 7, 2023, and a 48.7% premium over Argo’s closing share price on September 7, 2022, the last full trading day prior to Argo announcing the sale of Argo Underwriting Agency Limited and its Lloyd’s Syndicate 1200 and the continuation of its strategic alternatives review process. The transaction is not subject to any financing condition or contingency.

Each of Brookfield Reinsurance’s and Argo’s boards of directors unanimously approved the merger agreement. The merger is expected to close in the second half of 2023, subject to approval by Argo shareholders and other closing conditions customary for a transaction of this type, including receipt of insurance regulatory approvals in relevant jurisdictions and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

In connection with the execution of the merger agreement, Voce Capital Management LLC entered into a voting and support agreement whereby Voce Capital Management LLC agreed to vote all of the common shares held by it in favor of the merger and take certain other actions, subject to the terms and conditions of the voting and support agreement.

Under the terms of the merger agreement, Argo has agreed to suspend the payment of dividends on its common shares through the closing of the transaction.

For further information regarding the definitive merger agreement, please see Argo’s current report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) and will contain a summary of the material terms and conditions of the merger agreement, as well as a copy of the merger agreement.

Advisors

Debevoise & Plimpton LLP is serving as legal advisor to Brookfield Reinsurance on this transaction.

Goldman Sachs & Co. LLC is serving as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to Argo on this transaction.

About Argo

Argo Group International Holdings, Ltd. (NYSE: ARGO) is a U.S. focused underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses. Argo and its insurance subsidiaries are rated ‘A-’ by Standard and Poor’s. Argo’s insurance subsidiaries are rated ‘A-’ by A.M. Best. More information on Argo and its subsidiaries is available at www.argogroup.com.

About Brookfield Reinsurance

Brookfield Reinsurance Ltd. (NYSE, TSX: BNRE) operates a leading financial services business providing capital-based solutions to the insurance industry. Each class A exchangeable limited voting share of Brookfield Reinsurance is exchangeable on a one-for-one basis with a class A limited voting share of Brookfield Corporation. (NYSE/TSX: BN). For more information, please visit our website at bnre.brookfield.com.

Contacts

Communications & Media Brookfield Reinsurance:

Kerrie McHugh

Tel: (212) 618-3469

Email: kerrie.mchugh@brookfield.com

Investor Relations Brookfield Reinsurance:

Rachel Powell

Tel: (416) 956-5141

Email: rachel.powell@brookfield.com

Communications & Media Argo:

David Snowden

Tel: (210) 321-2104

Email: david.snowden@argogroupus.com

Investor Relations Argo:

Andrew Hersom

Tel: (860) 970-5845

Email: andrew.hersom@argogroupus.com

Gregory Charpentier

Tel: (978) 387-4150

Email: gregory.charpentier@argogroupus.com

Cautionary Note Regarding Forward-Looking Statements

This press release may include, and Argo and Brookfield Reinsurance may make related oral, forward-looking statements which reflect Argo’s or Brookfield Reinsurance’s current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to Argo in general, and to the insurance and reinsurance sectors in particular (both as to underwriting and investment matters). Statements that include the words “expect,” “estimate,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “aim,” “likely,” “will,” “may,” “could,” “should” or “would” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. Argo intends these forward- looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

The proposed transaction is subject to risks and uncertainties and factors that could cause Argo’s and Brookfield Reinsurance’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements herein including, but not limited to: (i) that Argo and Brookfield Reinsurance may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived, including the failure to obtain Argo shareholder approval for the proposed transaction or that a governmental authority may prohibit, delay or refuse to grant approval for the consummation of the transaction; (ii) uncertainty as to the timing of completion of the proposed transaction; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (iv) risks related to disruption of management’s attention from Argo’s or Brookfield Reinsurance’s ongoing business operations due to the proposed transaction; (v) the effect of the announcement of the proposed transaction on Argo’s or Brookfield Reinsurance’s relationships with its clients, employees, operating results and business generally; and (vi) the outcome of any legal proceedings to the extent initiated against Argo or Brookfield Reinsurance or others following the announcement of the proposed transaction, as well as Argo or Brookfield Reinsurance management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere, including the risk factors included in Argo’s most recent Annual Report on Form 10-K and Form 10-K/A, and Quarterly Report on Form 10-Q, Brookfield Reinsurance’s Form 20-F and other documents of Argo or Brookfield Reinsurance on file with, or furnished to, the SEC. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Argo will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Argo or its business or operations. Argo undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by the federal securities laws. References to additional information about Argo and Brookfield Reinsurance have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Argo will file with the SEC a proxy statement on Schedule 14A and Argo or Brookfield Reinsurance may file or furnish other documents with the SEC regarding the proposed transaction. This press release is not a substitute for the proxy statement or any other document that Argo or Brookfield Reinsurance may file with the SEC. INVESTORS IN AND SECURITY HOLDERS OF ARGO ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with, or furnished to, the SEC by Argo or Brookfield Reinsurance through the website maintained by the SEC at www.sec.gov or by contacting Andrew Hersom, head of the investor relations department of Argo:

Andrew Hersom

Head of Investor Relations

Tel: (860) 970-5845

Email: andrew.hersom@argogroupus.com

Participants in the Solicitation

Argo, Brookfield Reinsurance and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Argo’s shareholders in connection with the proposed transaction. Information regarding Argo’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Argo’s annual proxy statement filed with the SEC on October 31, 2022 and in other filings with the SEC. A more complete description will be available in the proxy statement on Schedule 14A that will be filed with the SEC in connection with the proposed transaction. Information regarding Brookfield Reinsurance’s directors and executive officers is contained in Brookfield Reinsurance’s Form 20-F filed on March 23, 2022. You may obtain free copies of these documents as described in the preceding paragraph filed with, or furnished to, the SEC. All such documents, when filed or furnished are available free of charge on the SEC’s website (www.sec.gov) or by directing a request to Argo at the Investor Relations contact above.